                                      PROXY

             SALOMON BROTHERS STRATEGIC TOTAL RETURN BOND PORTFOLIO

                                       OF
                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Salomon Brothers Strategic Total Return Bond Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14 , 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Salomon Brothers Strategic Bond Opportunities Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of Salomon Brothers Strategic Total Return Bond Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Salomon Brothers Strategic Total Return Bond Portfolio.

          FOR  [ ]          AGAINST [ ]          ABSTAIN [ ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated: _______________________, 2006

                                            ------------------------------------

                                            Name of Insurance Company

                                            ------------------------------------

                                            Name and Title of Authorized Officer

                                            ------------------------------------

                                            Signature of Authorized Officer

SALOMON BROTHERS STRATEGIC TOTAL RETURN BOND PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____

             2 EASY WAYS TO VOTE                           THE TRAVELERS SERIES TRUST
                                                    SALOMON BROTHERS STRATEGIC TOTAL RETURN
1.  RETURN THIS VOTING INSTRUCTION FORM                         BOND PORTFOLIO
    USING THE ENCLOSED POSTAGE-PAID ENVELOPE.      ONE CITYPLACE, HARTFORD, CONNECTICUT 06103

2.  VOTE BY INTERNET - SEE INSTRUCTIONS IN               VOTING INSTRUCTION FORM FOR THE
    PROSPECTUS/PROXY STATEMENT.                          SPECIAL MEETING OF SHAREHOLDERS
                                                            MARCH 14, 2006, 10:00 A.M.
***  CONTROL NUMBER:                           ***

SALOMON BROTHERS STRATEGIC TOTAL RETURN BOND PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Salomon Brothers Strategic Total Return Bond Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. Eastern Time on March 14, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                        Date ________________, 2006


                                             PLEASE SIGN IN BOX BELOW

                                             ----------------------------------


                                        Signature - Please sign exactly as your
                                        name appears at left. Joint owners each
                                        should sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by president or
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                                              FOR           AGAINST          ABSTAIN
To approve the Agreement and Plan of Reorganization with respect to the acquisition of Salomon Brothers Strategic Total Return Bond Portfolio,
a series of the Trust, by Salomon Brothers Strategic Bond Opportunities       [ ]             [ ]              [ ]
Portfolio, a series of Metropolitan Series Fund, Inc.